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                                                                   EXHIBIT 10.41


          Schedule of documents substantially similar to Exhibit 10.40


1 Mortgage and Security Agreement; Assignment of Leases and Rents; Subordination Agreement; Tenant Estoppel Agreement for Signature Inn, Springfield, Illinois

2. Mortgage and Security Agreement; Assignment of Leases and Rents; Subordination Agreement; Tenant Estoppel Agreement for Signature Inn, Peoria, Illinois